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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

NAME                                                    PLACE OF INCORPORATION
----                                                    ----------------------
Charged Productions, Inc...............................         Nevada
Omega Protein..........................................         Nevada
Zap.Com Corporation....................................         Nevada



The foregoing does not constitute a complete list of all subsidiaries of the registrant. The subsidiaries that have been omitted do not, if considered in the aggregate as a single subsidiary, constitute a "Significant Subsidiary" as defined by the Securities Exchange Commission.


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